EXHIBIT 4(f)(84)
AMENDMENT NO. 3 TO FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
          AMENDMENT NO. 3 TO FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of February 14, 2007, among CAC WAREHOUSE FUNDING CORPORATION II, as borrower (the “Borrower”), CREDIT ACCEPTANCE CORPORATION, as originator (the “Originator”), WACHOVIA CAPITAL MARKETS, LLC, as deal agent (the “Deal Agent”) and collateral agent (the “Collateral Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION, as liquidity agent for the VFCC Purchaser Group (a “Liquidity Agent”) and investor for the VFCC Purchaser Group (an “Investor”), VARIABLE FUNDING CAPITAL COMPANY LLC (“VFCC”), as a lender (a “Lender”), PARK AVENUE RECEIVABLES COMPANY LLC (“PARCO”), as a lender (a “Lender”) and JPMORGAN CHASE BANK, N.A., as liquidity agent for the PARCO Purchaser Group (a “Liquidity Agent”) and as investor for the PARCO Purchaser Group (an “Investor”).
          Capitalized terms used and not defined in this Amendment shall have the meanings given to such terms in the First Amended and Restated Loan and Security Agreement, dated as of February 15, 2006 (as the same may be amended and supplemented from time to time, the “Loan Agreement”), among the Borrower, the Originator, the Investors, the Lenders, the Deal Agent, the Liquidity Agents, the Backup Servicer and the Collateral Agent.
PRELIMINARY STATEMENTS
          WHEREAS, each of the signatories hereto is party to the Loan Agreement; and WHEREAS, each of the signatories hereto wishes to amend the Loan Agreement as hereinafter provided;
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Loan Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the signatories hereto agree as follows:
     Section 1. Amendment.
          (a) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Amortization Event” in its entirety and replacing it with the following:
“Amortization Event: The occurrence of any of the following events: (i) the Payment Rate averaged for any three (3) consecutive Collection Periods is less than 6.0%; (ii) the Net Yield Percentage is less than 6.0%; (iii) the Weighted Average Performing Advance Rate exceeds 48.0%; (iv) a Reserve Advance is made, except if on the date of such Reserve Advance, the Capital is zero; or (v)

Collections are less than 75.0% of Forecasted Collections for any two (2) consecutive Collection Periods.”
          (b) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Borrowing Base” in its entirety and replacing it with the following:
“Borrowing Base: On any date of determination, the product of (i) Aggregate Outstanding Eligible Loan Net Balance and (ii) the Net Advance Rate.”
          (c) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Commitment Termination Date” in its entirety and replacing it with the following:
“Commitment Termination Date: With respect to each Purchaser Group, February 13, 2008, or with respect to each Purchaser Group, such later date to which the Commitment Termination Date may be extended in the sole discretion of such Purchaser Group in accordance with the terms of Section 2.1(b).”
          (d) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Net Advance Rate” in its entirety and replacing it with the following:
“Net Advance Rate: 80%.”
          (e) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Net Yield Percentage” in its entirety and replacing it with the following:
“Net Yield Percentage: For any Collection Period, the ratio, expressed as a percentage, the numerator of which is equal to the product of (i) 12 and (ii) the excess of (A) the product of (I) Collections (for the respective Collection Period) and (II) 20% over the (B) the sum of amounts distributed under Section 2.7(a)(i) through (v) and the denominator of which is equal to the average of the (i) Borrowing Base as of the first day of such Collection Period and (ii) Borrowing Base as of the last day of such Collection Period.”
          (f) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Weighted Average Performing Advance Rate” in its entirety and replacing it with the following:
“Weighted Average Performing Advance Rate: With respect to any Collection Period, the ratio (expressed as a percentage) the numerator of which is equal to the Borrowing Base as of the Payment Date immediately following such Collection Period, and the denominator of which is equal to the aggregate Outstanding Balance of all Eligible Contracts less the Outstanding Balance of all Defaulted Contracts, as of the last day of such Collection Period.”

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          (g) Section 10.1(d) and (e) of the Loan Agreement are hereby amended by deleting Section 10.1(d) and (e) in their entirety and replacing them with the following:
          “(d) the Weighted Average Performing Advance Rate exceeds 53.0%; or
          (e) the Net Yield Percentage is less than 5.0%; or”
     Section 2. Conditions to Effectiveness. This Amendment shall become effective on and as of the date hereof, upon the receipt by the Deal Agent of an executed counterpart of this Amendment from each party hereto.
     Section 3. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     Section 4. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
     Section 5. Agreement to Remain in Full Force and Effect. Except as amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references in the Loan Agreement to “herein,” or words of like import, and all references to the Loan Agreement in any agreement or document shall hereafter be deemed to refer to the Loan Agreement as amended hereby.
     Section 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.
     Section 8. Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties made by it in Section 4.1 of the Loan Agreement are true and correct as of the date hereof, as though made on and as of the date hereof and (ii) as of the date hereof, there is no Termination Event or Servicer Termination Event or event which, with the passage of time of the giving of notice, could result in a Termination Event or a Servicer Termination Event.
     Section 9. Waiver of Notice. Each of the parties hereto hereby waives any notice in connection with the execution and delivery of this Amendment.
[Signature page follows]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

CAC WAREHOUSE FUNDING CORPORATION II, as Borrower
By:	/s/ Douglas W. Busk
	Name:	Douglas W. Busk
	Title:	Treasurer

CREDIT ACCEPTANCE CORPORATION, as Originator
By:	/s/ Douglas W. Busk
	Name:	Douglas W. Busk
	Title:	Treasurer

WACHOVIA CAPITAL MARKETS, LLC, as Deal Agent and Collateral Agent
By:	/s/ Justin Zakocs
	Name:	Justin Zakocs
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Liquidity Agent and Investor
By:	/s/ Kevin T. McConnell
	Name:	Kevin T. McConnell
	Title:	Director

VARIABLE FUNDING CAPITAL COMPANY LLC, as a Lender
By:	Wachovia Capital Markets, LLC, as attorney-in-fact

By:	/s/ Douglas R. Wilson Sr.
	Name:	Douglas R. Wilson Sr.
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Liquidity Agent and Investor
By:	/s/ Ronald J. Atkins
	Name:	Ronald J. Atkins
	Title:	Vice President

PARK AVENUE RECEIVABLES COMPANY LLC, as a Lender
By:	JPMorgan Chase Bank, N.A., as attorney-in-fact

By:	/s/ Ronald J. Atkins
	Name:	Ronald J. Atkins
	Title:	Vice President

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